                                           REGISTRATION STATEMENT NO. 333-______

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    METLIFE INSURANCE COMPANY OF CONNECTICUT
             (Exact name of registrant as specified in its charter)

                                   CONNECTICUT
         (State or other jurisdiction of incorporation or organization)
                                   06-0566090
                    (I.R.S. Employer Identification Number)

            1300 HALL BOULEVARD, BLOOMFIELD, CONNECTICUT 06002-2910
                                 (860) 656-3000
    (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

                             JAMES L. LIPSCOMB, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                    METLIFE INSURANCE COMPANY OF CONNECTICUT
            1300 HALL BOULEVARD, BLOOMFIELD, CONNECTICUT 06002-2910
                                 (860) 656-3000
            (Name, Address, including Zip Code, and Telephone Number,
                    including Area Code, of Agent for Service)

           AS SOON AS PRACTICABLE FOLLOWING THE EFFECTIVENESS OF THE
                             REGISTRATION STATEMENT
       (Approximate date of commencement of proposed sale to the public.)

                                    ---------

                                   COPIES TO:
                                DIANE E. AMBLER
                                K & L Gates LLP
                               1601 K STREET, N.W.
                             WASHINGTON, D.C. 20006

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus contained herein relates to Registration Statement Nos. Statement No. 333-147911, 333-138472, 333-132230 and 333-120754.




TITLE OF EACH CLASS                              PROPOSED MAXIMUM         PROPOSED
OF SECURITIES                   AMOUNT TO BE        OFFERING        MAXIMUM AGGREGATE        AMOUNT OF
TO BE REGISTERED                 REGISTERED(1)    PRICE PER UNIT    OFFERING PRICE(1)     REGISTRATION FEE
--------------------------     ---------------   -----------------  -----------------   -------------------

Fixed Account Option
Available with Certain
Variable Annuity Contracts      $1,000,000,000      Not Applicable    $1,000,000,000           $39,300




The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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(1) The amount being registered and the maximum aggregate offering price are estimated solely for the purpose of determining the registration fee. The proposed maximum offering price per share unit is not applicable in that these contracts are not issued in predetermined amounts or units.



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METLIFE INSURANCE COMPANY OF CONNECTICUT
CROSS REFERENCE SHEET
REGISTERED FIXED ACCOUNT OPTION

ITEM NO.   FORM S-1 REGISTRATION ITEM                   LOCATION IN PROSPECTUS
--------   --------------------------                   ----------------------
1          Forepart of the Registration Statement and   Forepart of the Registration Statement and
           Outside Front Cover Page of Prospectus       Cover Page
2          Inside Front and Outside Back Cover Pages    Front and Back Cover Pages
           of Prospectus
3          Summary Information, Risk Factors and        Summary
           Ratio of Earnings to Fixed Charges
4          Use of Proceeds                              The Fixed Account Option
5          Determination of Offering Price              Purchase Price
6          Dilution                                     N/A
7          Selling Security Holders                     N/A
8          Plan of Distribution                         Distribution of the Contracts
9          Description of Securities to be Registered   Summary; The Fixed Accounts Option
10         Interests of Named Experts and Counsel       Experts, Legal Opinion
11         Information with Respect to Registrant       The Insurance Company, Investments by the
                                                        Company
11A        Material Changes
12         Incorporation of Certain Information by      Incorporation of Certain Documents by
           Reference                                    Reference
12A        Disclosure of Commission Position on         See Part II -- Item 14
           Indemnification for Securities Act
           Liabilities
13         N/A                                          N/A

                    METLIFE INSURANCE COMPANY OF CONNECTICUT

                        REGISTERED FIXED ACCOUNT OPTION

                         FOR USE WITH ANNUITY CONTRACTS

This Registration Statement incorporates by reference the following documents:

The Prospectus for the Registered Fixed Account Option dated April 28, 2008 included in Post-Effective Amendment No. 1 to the Registration Statement on Form S-1, File No. 333-147911, filed with the Securities and Exchange Commission on April 9, 2008.

The final Prospectus for the Registered Fixed Account Option dated April 28, 2008, filed with the Securities and Exchange Commission on April 29, 2008 pursuant to Rule 424(B) under the Securities Act of 1933 in connection with Registration Statement No. 333-147911.

The Supplement dated October 2, 2008 to the Registered Fixed Account Prospectus dated April 28, 2008, filed with the Securities and Exchange Commission on October 2, 2008 pursuant to Rule 424(B) under the Securities Act of 1933 in connection with Registration Statement No. 333-147911.

You can obtain a copy of the April 28, 2008 Prospectus and the supplements referenced herein, by writing to MetLife Insurance Company of Connecticut, 1300 Hall Boulevard, Bloomfield, Connecticut 06002-2910.

                         REGISTERED FIXED ACCOUNT OPTION

                                    ISSUED BY

                    METLIFE INSURANCE COMPANY OF CONNECTICUT

      SUPPLEMENT DATED JANUARY __, 2009, TO THE PROSPECTUS DATED APRIL 28, 2008

This supplement updates information in, and should be read in conjunction with, the prospectus dated April 28, 2008, describing your annuity contract (the "Contract"). You can obtain a copy of the April 28, 2008 prospectus by writing to MetLife Insurance Company of Connecticut, 1300 Hall Boulevard, Bloomfield, Connecticut 06002-2910.

                                      *****

The following information replaces the section entitled "Information Incorporated By Reference" on page 14 of the prospectus:

Under the Securities Act of 1933, the Company has filed with the Securities and Exchange Commission ("SEC") a registration statement (the "Registration Statement") relating to the Contracts offered by this prospectus. This prospectus has been filed as a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits, and reference is hereby made to such Registration Statement and exhibits for further information relating to the Company and the Contracts.

The Company's annual report on Form 10-K was filed with the SEC on March 27, 2008 via EDGAR File No. 033-03094. The Company filed an amended annual report on Form 10-K/A with respect to Items 7, 7A, 8 and 9A(T) on Form 10-K with the SEC on May 14, 2008 via EDGAR File No. 033-03094. The Form 10-K, as amended by Form 10-K/A, contains information for the period ended December 31, 2007 about the Company, including consolidated audited financial statements for the Company's latest fiscal year. The Company also filed Forms 8-K on April 3, 2008, May 12, 2008 and January 21, 2009 via EDGAR File No. 033-03094. The Form 10-K and 10-K/A, as updated by the three Form 8-Ks, are incorporated by reference into this prospectus. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act (such as quarterly and periodic reports) or proxy or information statements filed pursuant to Section 14 of the Exchange Act since the end of the fiscal year ending December 31, 2007 are also incorporated by reference into this prospectus. We are not incorporating by reference, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.

There have been no material changes in the Company's affairs which have occurred since the end of the latest fiscal year for which audited consolidated financial statements were included in the latest Form 10-K/A or which have not been described in a Form 10-Q or Form 8-K filed by the Company under the Exchange Act.

If requested, the Company will furnish, without charge, a copy of any and all of the reports or documents that have been incorporated by reference into this prospectus. You may direct your requests to the Company at 1300 Hall Boulevard, Bloomfield, Connecticut 06002-2910. The telephone number is
1-800-874-1225. You may also access the incorporated reports and other documents at www.metlife.com.

You may also read and copy any materials that the Company files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-202-551-8090. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at (http://www.sec.gov).

The following information replaces the section entitled "Experts" on page 14 and page 15 of the prospectus:

Legal matters in connection with federal laws and regulations affecting the issue and sale of the Contracts described in this prospectus and the organization of the Company, its authority to issue such Contracts under Connecticut law and the validity of the forms of the Contracts under Connecticut law have been passed on by legal counsel for the Company.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements and the related financial statement schedules, incorporated by reference in this Registration Statement for the year ended December 31, 2007 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, dated March 26, 2008 (May 14, 2008, as to Note 20 and January 21, 2009, as to Note 21) incorporated by reference (which expresses an unqualified opinion and includes explanatory paragraphs regarding changes in MetLife Insurance Company of Connecticut and subsidiaries' method of accounting for deferred acquisition costs as required by accounting guidance adopted on January 1, 2007, and the restatement of the 2007 consolidated financial statements). Such financial statements and financial statement schedules are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

1300 Hall Boulevard                                    Telephone: (800) 874-1225
Bloomfield, CT 06002-2910                              Book 29

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Estimate of Printing Costs: $4,000

Cost of Independent Registered Public Accounting Firm: $6,600

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant's parent, MetLife, Inc. ("MetLife") has secured a Financial Institutions Bond in the amount of $50,000,000, subject to a $5,000,000 deductible. MetLife also maintains Directors' and Officers' Liability insurance coverage with limits of $400 million under which the Registrant and Registrant's underwriter, as well as certain other subsidiaries of MetLife are covered. A provision in MetLife, Inc.'s by-laws provides for the indemnification (under certain circumstances) of individuals serving as directors or officers of certain organizations, including the Depositor and the Underwriter.

Sections 33-770 et seq. inclusive of the Connecticut General Statutes ("C.G.S.") regarding indemnification of directors and officers of Connecticut corporations provides in general that Connecticut corporations shall indemnify their officers, directors and certain other defined individuals against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred in connection with proceedings against the corporation. The corporation's obligation to provide such indemnification generally does not apply unless (1) the individual is wholly successful on the merits in the defense of any such proceeding; or (2) a determination is made (by persons specified in the statute) that the individual acted in good faith and in the best interests of the corporation and in all other cases, his conduct was at least not opposed to the best interests of the corporation, and in a criminal case he had no reasonable cause to believe his conduct was unlawful; or (3) the court, upon application by the individual, determines in view of all of the circumstances that such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine. With respect to proceedings brought by or in the right of the corporation, the statute provides that the corporation shall indemnify its officers, directors and certain other defined individuals, against reasonable expenses actually incurred by them in connection with such proceedings, subject to certain limitations.

C.G.S. Section 33-778 provides an exclusive remedy; a Connecticut corporation cannot indemnify a director or officer to an extent either greater or lesser than that authorized by the statute, e.g., pursuant to its certificate of incorporation, by-laws, or any separate contractual arrangement. However, the statute does specifically authorize a corporation to procure indemnification insurance to provide greater indemnification rights. The premiums for such insurance may be shared with the insured individuals on an agreed upon basis.

RULE 484 UNDERTAKING

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES


Between November 24, 2008, and January 16, 2009, the Company sold approximately $966 million in unregistered interests in the MetLife Target Maturity Contract. Between July 1, 2007, and January 16, 2009, the Company sold approximately $103 million in unregistered interests in the Company's Unallocated Group Variable Annuity Contract.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)  Exhibits

 EXHIBIT
  NUMBER    DESCRIPTION
 -------    -----------
1.          Distribution and Principal Underwriting Agreement. (Incorporated
            herein by reference to Exhibit 1 to the Registration Statement on
            Form S-2, File No. 333-51804 filed December 14, 2000.)

1(a).       Agreement and Plan of Merger dated as of October 20, 2006.
            (Incorporated herein by reference to Exhibit 1(a) to the Registration
            Statement on Form S-1, File No. 333-138472 filed on November 7,
            2006.)

1(b).       Resolution of Board of Directors of MetLife Insurance Company of
            Connecticut (including Agreement and Plan of Merger) Filed on Form S-
            1, file number 333-147911 on December 7, 2007.

2.          None.

3.          Charter of The Travelers Insurance Company, as amended on October 19,
            1994. (Incorporated herein by reference to Exhibit 3(a) to the Registration Statement on Form S-2, File No. 033-58677, filed via
            Edgar on April 18, 1995).

3(a).       By-Laws of The Travelers Insurance Company, as amended on October 20,
            1994. (Incorporated herein by reference to Exhibit 3(b)(i) to the Registration Statement Form S-2, File No. 033-58677, filed via Edgar on April 18, 1995).

3(a)(i). Certificate of Amendment of the Charter as Amended and Restated of The Travelers Insurance Company effective May 1, 2006. (Incorporated herein by reference to Exhibit 6(c) to Post-Effective Amendment No.
            14 to The Travelers Fund ABD for Variable Annuities Registration
            Statement on Form N-4, File Nos. 033-65343/811-07465 filed April 6,
            2006.)

4.          Contracts. (Incorporated herein by reference to Exhibit 4 to Pre-
            Effective Amendment No. 1  to the Registration Statement on Form N-4,
            File No. 333-58809, filed on November 3, 1998).

4(a).       Company Name Change Endorsement. (Incorporated herein by reference to
            Exhibit 4(c) to Post-Effective Amendment No. 14 to the Registration
            Statement on Form N-4, File No. 033-65343/811-07465 filed April 7,
            2006.)

4(b). Merger Endorsement (6-E48-07) (December 7, 2007). Filed on Form S-1, file number 333-147911 on December 7, 2007.

4(c). Roth 401 Endorsement. (Incorporated herein by reference to Exhibit 4 to Post-Effective Amendment No. 14 to The Travelers Fund ABD for
            Variable Annuities to the Registration Statement on Form N-4, File
            No. 033-65343 filed April 5, 2006.)

4(c)(i).    Roth 403(b) Endorsement. (Incorporated herein by reference to Exhibit
            4 to Post-Effective Amendment No. 14 to The Travelers Fund ABD for
            Variable Annuities to the Registration Statement on Form N-4, File
            No. 033-65343 filed April 5, 2006.)

4(c)(ii).   Roth 403(b) Endorsement. (Incorporated herein by reference to Exhibit
            4 to Post-Effective Amendment No. 14 to The Travelers Fund ABD for
            Variable Annuities to the Registration Statement on Form N-4, File
            No. 033-65343 filed April 5, 2006.)

4(d). Fixed Account Rider, Form L-22155A Ed -- 9-06 (all markets). Filed on Form S-1, file number 333-147911 on April 9, 2008.

4(e).       Fixed Account Rider, Form L14708A Ed -- 9-06 (all markets except non-
            ERISA 403(b) and 457 Gov't plans subject to Deferred Comp Board
            Rules). Filed on Form S-1, file number 333-147911 on April 9, 2008.

4(f) Fixed Account Rider, Form L-22434 NYA Ed -- 9-06 (for 457 Gov't plans subject to Deferred Comp Board Rules). Filed on Form S-1, file number
            333-147911 on April 9, 2008.

4(g)        Fixed Account Rider, Form L-14750 Ed -- 9-06 (for non-ERISA 403(b)).
            Filed on Form S-1, file number 333-147911 on April 9, 2008.

5.          Opinion re: Legality of Shares, Including Consent. Filed herewith.

8.          None.

9.          None.

10. Master Retail Sales Agreement (MLIDC). (Incorporated herein by reference to Exhibit 3(d) to Post-Effective Amendment No. 16 to
            MetLife of CT Fund ABD II for Variable Annuities to the Registration
            Statement on Form N-4, File No. 033-65339/811-07463 filed April 6,
            2007.)

11.         None.


 EXHIBIT
  NUMBER    DESCRIPTION
 -------    -----------
12.         None.

13.         None.

15.         None.

16.         None.

23.         Consent of Deloitte & Touche LLP, Independent Registered Public
            Accounting Firm. Filed herewith.

23(a).      Consent of Counsel. See Exhibit 5.

24.         Powers of Attorney authorizing Michele H. Abate, Paul G. Cellupica,
            Richard S. Collins, John E. Connolly, Jr., James L. Lipscomb, Gina C.
            Sandonato, Myra L. Saul, and Marie C. Swift to act as signatory for
            Michael K. Farrell, William J. Mullaney, Lisa M. Weber, Stanley J.
            Talbi, and Joseph J. Prochaska, Jr.  Filed herewith.

25.         None.

26.         None.

27.         None.

(b).        Financials pursuant to Regulation S-X -- Incorporated by reference to
            Form 10-K/A for the fiscal year ended December 31, 2007 (File No.
            033-03094) as filed with the Commission on May 14, 2008 (Accession
            No. 0000950123-08-005674), and Forms 8-K (File No. 033-03094) as
            filed with the Commission on April 3, 2008 (Accession No.
            0000950123-08-003759), May 12, 2008 (Accession No. 0000950123-
            08-005517) and Form 8-K (File No. 033-03094) as filed with the
            Commission on January 21, 2009 (Accession No. 0000950123-09-000926).


ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

1. To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

     i. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

     iii. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bloomfield, State of Connecticut, on January 23, 2009.

                    MetLife Insurance Company of Connecticut
                                  (Registrant)

                                        By:       /s/ BENNETT KLEINBERG
                                            ------------------------------------
                                                  Vice President & Actuary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 23, 2009.



         /s/ *MICHAEL K. FARRELL                  Director and President
---------------------------------------------
             (Michael K. Farrell)

         /s/ *WILLIAM J. MULLANEY                 Director
---------------------------------------------
            (William J. Mullaney)

            /s/ *LISA M. WEBER                    Director
---------------------------------------------
               (Lisa M. Weber)

          /s/ *STANLEY J. TALBI                   Executive Vice President and Chief
---------------------------------------------        Financial Officer
              (Stanley J. Talbi)

       /s/ *JOSEPH J. PROCHASKA, JR               Executive Vice President and Chief
---------------------------------------------        Accounting Officer
          (Joseph J. Prochaska, Jr.)

*By:           /s/ MYRA L. SAUL
     ----------------------------------------
        Myra L. Saul, Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT
 NUMBER   DESCRIPTION
-------   -----------
5         Consent of Counsel

23        Consent of Deloitte & Touche LLP, Independent Registered Public
          Accounting Firm

24        Powers of Attorney